Exhibit 99.1

Independent Bank Corp. Reports Fourth Quarter Net Income of $9.1 Million

Solid Commercial Loan Growth, Strong Net Interest Margin and Stable Credit

Quality Drive Performance

ROCKLAND, Mass.--(BUSINESS WIRE)--January 21, 2010--Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income of $9.1 million for the fourth quarter of 2009. This represents an increase of 33.0% from the $6.8 million recorded in the third quarter of 2009. On a diluted earnings per share basis, the Company reported earnings of $0.43 for the quarter as compared to $0.33 for the previous quarter.

For the year ended December 31, 2009, net income was $23.0 million compared to $24.0 million in prior year. Net income available to common shareholders in 2009 was $17.3 million and included the preferred dividends related to the Treasury’s Capital Purchase Program. This compares to net income available to common shareholders of $24.0 million in 2008. On a diluted earnings per share basis, the Company reported earnings of $0.88 for the year ended December 31, 2009 compared to $1.52 at December 31, 2008. On an operating basis, year-to-date net income was $28.0 million, or $1.43 on a diluted earnings per share basis compared to $25.3 million or $1.61 on a diluted earnings per share basis at December 31, 2008.

Christopher Oddleifson, President and Chief Executive Officer, stated, “I’m pleased with Rockland Trust’s performance throughout 2009. In almost every category we’ve managed to outperform our peer group. Our long-term strategy of building deep relationships with customers we know continues to pay dividends, both on the deposit and loan side. During difficult times, consumers and businesses want to work with a bank they can trust, and one that shares a strong bond with the community. Rockland Trust has been here for more than 100 years, and by providing more personalized service and access to decision makers than some of our competitors we continue to demonstrate why we’re the bank where each relationship matters.”

BALANCE SHEET

Total assets increased by $48.0 million, or 1.1%, to $4.5 billion at December 31, 2009 as compared to September 30, 2009.

Total loans were $3.4 billion at December 31, 2009, an increase of $8.0 million, or 0.2% from the prior quarter. The Company continued to generate solid growth during the quarter in the commercial and home equity loan portfolios with annualized growth of 7.9% and 4.0%, respectively. This was offset by a decline in the residential real estate and other consumer lending categories.

Total deposits increased by $94.3 million, or 2.9%, during the quarter ending December 31, 2009, primarily due to increases in municipal deposits. The Company continued its focus on core deposits, which grew by $114.0 million or 4.9% in the fourth quarter and represented 72.8% of total deposits at December 31, 2009.

Stockholders’ equity at December 31, 2009 totaled $412.6 million as compared to $406.6 million at September 30, 2009. The Tier 1 leverage capital ratio at December 31, 2009 was 7.85%, indicating the Company’s maintenance of its well-capitalized position.

NET INTEREST INCOME

The net interest margin in the fourth quarter of 2009 was 4.01% compared to 4.05% in the linked quarter period, representing a decrease of $210,000 in net interest income.

NON-INTEREST INCOME

The Company recorded non-interest income of $10.0 million during the fourth quarter of 2009, an increase of $5.6 million when compared to the quarter ended September 30, 2009. The change in non-interest income is composed of the following:

  Service charges on deposit accounts decreased by $72,000, or (1.6%).
  Wealth management revenue increased by $451,000, or 19.8%, due to general market appreciation and strong sales results. Assets under management in the wealth management division were $1.3 billion at December 31, 2009.
  Mortgage banking income increased by $855,000 largely due to a revaluation of the mortgage servicing asset in the third quarter as a result of refinancing activity. The balance of the mortgage servicing asset was $2.2 million at December 31, 2009 and September 30, 2009, respectively, and loans serviced amounted to $350.5 million and $366.6 million, respectively.
  The Company recorded total credit related impairment charges on certain pooled trust preferred securities and one private mortgage-backed security of $2.2 million and $5.1 million, pre-tax, for the quarters ending December 31, 2009 and September 30, 2009, respectively. The table below shows the remaining book value of pooled and single issuer trust preferred securities and private mortgage-backed securities as of December 31, 2009:

					Total
					Cumulative Credit
	Amortized	Unrealized	Non-Credit	Fair	Related
As of December 31, 2009	Cost*	Loss	OTTI	Value	Impairment
	(Dollars in thousands)
Pooled Trust Preferred Securities
A Tranche	$2,829	($1,154)	$-	$1,675	$-
B Tranche	1,887	(1,228)	-	$659	-
C Tranche	3,989	-	(3,728)	$261	(5,406)
D Tranche	-	-	-	-	(4,471)
Total Pooled Trust Preferred Securities	8,705	(2,382)	(3,728)	2,595	(9,877)

Single Issuer Trust Preferred Securities - AFS	5,000	(1,990)	-	3,010	-

Single Issuer Trust Preferred Securities - HTM	9,773	(661)	-	9,112	-

Private Mortgage-Backed Securities	15,640	(681)	(670)	14,289	(317)

	$39,118	($5,714)	($4,398)	$29,006	($10,194)

	*Amortized cost reflects all credit related impairment through December 31, 2009.
  Other non-interest income increased by $1.3 million or 79.8%. The increase is due to fee revenue associated with loan level derivatives of $305,000, a gain on the disposition of other real estate owned of $586,000, and tax credits resulting in income of $413,000.

NON-INTEREST EXPENSE

The Company recorded non-interest expense of $34.6 million in the fourth quarter of 2009, an increase of $2.3 million, or 7.3%, when compared to the quarter ended September 30, 2009. Significant changes of non-interest expense include the following:

  Salaries and employee benefits increased by $810,000, or 4.6%, primarily attributable to incentive compensation and sales commissions.
  Occupancy and equipment expense decreased by $137,000, or (3.5%).
  Data processing and facilities management decreased by $402,000, or (25.4%), due to timing differences.
  Other non-interest expense increased by $2.1 million, or 26.8%, which is primarily attributable to increases in loan work out costs of $591,000, advertising of $540,000, other losses and charge-offs of $366,000, OREO valuation adjustments of $147,000, and Federal Home Loan Bank borrowing prepayment fee of $144,000.

The Company reported a return on average assets and a return on average common equity in the fourth quarter of 2009 of 0.82% and 8.82%, respectively, as compared to 0.62% and 6.73% for the quarter ended September 30, 2009.

ASSET QUALITY

The allowance for loan losses increased to $42.4 million at December 31, 2009 as compared to $41.4 million at September 30, 2009. Nonperforming loans declined slightly to $36.2 million, or 1.07% of total loans at December 31, 2009, from $36.9 million, or 1.09% of total loans at September 30, 2009. The Company’s allowance for loan losses as a percentage of loans were 1.25% and 1.22% at December 31, 2009 and September 30, 2009, respectively. These ratios are inclusive of loans acquired at fair value.

The provision for loan losses was $4.4 million for the quarters ended December 31, 2009 and September 30, 2009. Net charge-offs were $3.4 million, or 0.40% annualized of average loans for the quarter ending December 31, 2009 compared to $3.2 million or 0.37% for the quarter ending September 30, 2009.

Christopher Oddleifson and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss fourth quarter earnings at 10:00 a.m. Eastern Time on Friday, January 22, 2010. Internet access to the call is available on the Company’s website at www.RocklandTrust.com or by telephonic access by dial-in at 1-800-860-2442 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Pass code: 436609. The web cast replay will be available until January 22, 2011 and the telephone replay will be available until February 8, 2010.

Independent Bank Corp., which has Rockland Trust Company as a wholly-owned bank subsidiary, has $4.5 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To discover why Rockland Trust is the bank Where Each Relationship Matters®, visit www.RocklandTrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Operating earnings, which is a non-GAAP financial measure, excludes gain or loss due to items that management does not believe are related to its core banking business, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items. The Company’s management uses operating earnings to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by gains or losses which management deems not to be core to the Company’s operations. The Company has included information on operating earnings because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. Non-GAAP operating earnings should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands)

				% Change	% Change
CONSOLIDATED BALANCE SHEETS	December 31,	September 30,	December 31,	Dec. 2009 vs.	Dec. 2009 vs.
	2009	2009	2008	Sept. 2009	Dec. 2008

Assets
Cash and Due From Banks	$121,905	$65,514	$50,007	86.07%	143.78%
Fed Funds Sold and Short Term Investments	-	-	100	n/a	-100.00%
Securities
Trading Assets	6,171	23,090	2,701	-73.27%	128.47%
Securities Available for Sale	508,650	546,125	600,291	-6.86%	-15.27%
Securities Held to Maturity	93,410	83,063	32,789	12.46%	184.88%
Total Securities	608,231	652,278	635,781	-6.75%	-4.33%

Loans Held for Sale	13,466	14,160	8,351	-4.90%	61.25%
Loans
Commercial and Industrial	373,531	371,092	270,832	0.66%	37.92%
Commercial Real Estate	1,614,474	1,546,206	1,126,295	4.42%	43.34%
Commercial Construction	175,312	201,196	171,955	-12.87%	1.95%
Small Business	82,569	84,135	86,670	-1.86%	-4.73%
Total Commercial	2,245,886	2,202,629	1,655,752	1.96%	35.64%
Residential Real Estate	555,306	576,575	413,024	-3.69%	34.45%
Residential Construction	10,736	14,783	10,950	-27.38%	-1.95%
Total Residential	566,042	591,358	423,974	-4.28%	33.51%
Consumer - Home Equity	471,862	467,213	406,240	1.00%	16.15%
Consumer - Auto	79,273	92,093	127,956	-13.92%	-38.05%
Consumer - Other	32,452	34,246	38,614	-5.24%	-15.96%
Total Consumer	583,587	593,552	572,810	-1.68%	1.88%
Total Loans	3,395,515	3,387,539	2,652,536	0.24%	28.01%
Less - Allowance for Loan Losses	(42,361)	(41,357)	(37,049)	2.43%	14.34%
Net Loans	3,353,154	3,346,182	2,615,487	0.21%	28.20%
Federal Home Loan Bank Stock	35,854	36,357	24,603	-1.38%	45.73%
Bank Premises and Equipment	44,235	41,963	36,429	5.41%	21.43%
Goodwill and Core Deposit Intangible	143,730	144,152	125,710	-0.29%	14.33%
Other Assets	161,446	133,397	132,001	21.03%	22.31%
Total Assets	$4,482,021	$4,434,003	$3,628,469	1.08%	23.52%

Liabilities and Stockholders' Equity
Deposits
Demand Deposits	$721,792	$702,159	$519,326	2.80%	38.99%
Savings and Interest Checking Accounts	1,073,990	965,694	725,313	11.21%	48.07%
Money Market	661,731	675,269	488,345	-2.00%	35.50%
Time Certificates of Deposit	917,781	937,854	846,096	-2.14%	8.47%
Total Deposits	3,375,294	3,280,976	2,579,080	2.87%	30.87%
Borrowings
Federal Home Loan Bank Borrowings	362,936	396,218	429,634	-8.40%	-15.52%
Fed Funds Purchased and Assets Sold
Under Repurchase Agreements	190,452	188,707	170,880	0.92%	11.45%
Junior Subordinated Debentures	61,857	61,857	61,857	0.00%	0.00%
Subordinated Debentures	30,000	30,000	30,000	0.00%	0.00%
Other Borrowings	2,152	2,418	2,946	-11.00%	-26.95%
Total Borrowings	647,397	679,200	695,317	-4.68%	-6.89%
Total Deposits and Borrowings	4,022,691	3,960,176	3,274,397	1.58%	22.85%
Other Liabilities	46,681	67,252	48,798	-30.59%	-4.34%
Stockholders' Equity
Common Stock	209	209	163	0.00%	28.22%
Additional Paid in Capital	225,088	224,848	137,488	0.11%	63.71%
Retained Earnings	184,599	179,245	177,493	2.99%	4.00%
Accumulated Other Comprehensive Income/(Loss), Net of Tax	2,753	2,273	(9,870)	21.12%	-127.89%
Total Stockholders' Equity	412,649	406,575	305,274	1.49%	35.17%
Total Liabilities and Stockholders' Equity	$4,482,021	$4,434,003	$3,628,469	1.08%	23.52%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands, Except Per Share Data)

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
				% Change	% Change
	December 31,	September 30,	December 31,	Dec. 2009 vs.	Dec. 2009 vs.
	2009	2009	2008	Sept. 2009	Dec. 2008

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$18	$4	$51	350.00%	-64.71%
Interest and Dividends on Securities	7,096	7,644	7,196	-7.17%	-1.39%
Interest on Loans	45,637	45,773	38,048	-0.30%	19.95%
Interest on Loans Held for Sale	132	169	32	-21.89%	312.50%
Total Interest Income	52,883	53,590	45,327	-1.32%	16.67%
INTEREST EXPENSE
Interest on Deposits	6,869	7,446	9,964	-7.75%	-31.06%
Interest on Borrowed Funds	5,316	5,236	5,023	1.53%	5.83%
Total Interest Expense	12,185	12,682	14,987	-3.92%	-18.70%
Net Interest Income	40,698	40,908	30,340	-0.51%	34.14%
Less - Provision for Loan Losses	4,424	4,443	5,575	-0.43%	-20.65%
Net Interest Income after Provision for Loan Losses	36,274	36,465	24,765	-0.52%	46.47%
NON-INTEREST INCOME
Service Charges on Deposit Accounts	4,541	4,613	3,914	-1.56%	16.02%
Wealth Management	2,729	2,278	2,580	19.80%	5.78%
Mortgage Banking Income	1,280	425	497	201.18%	157.55%
BOLI Income	813	713	739	14.03%	10.01%
Gross Loss on Write-Down of certain Investments to Fair Value	2	(5,103)	(4,646)	-100.04%	-100.04%
Less: Non-Credit Related Other-Than-Temporary Impairment	(2,167)	(33)	-	6466.67%	n/a
Net Loss on Write-Down of Certain Investments to Fair Value	(2,165)	(5,136)	(4,646)	-57.85%	-53.40%
Other Non-Interest /Income	2,831	1,573	723	79.97%	291.56%
Total Non-Interest Income	10,029	4,466	3,807	124.56%	163.44%
NON-INTEREST EXPENSE
Salaries and Employee Benefits	18,537	17,727	14,468	4.57%	28.12%
Occupancy and Equipment Expenses	3,848	3,985	3,419	-3.44%	12.55%
Data Processing and Facilities Management	1,178	1,580	1,403	-25.44%	-16.04%
Merger & Acquisition Expense	-	41	-	-100.00%	n/a
FDIC assessment	1,320	1,267	559	4.18%	136.14%
Other Non-Interest Expense	9,765	7,704	6,741	26.75%	44.86%
Total Non-Interest Expense	34,648	32,304	26,590	7.26%	30.30%
INCOME BEFORE INCOME TAXES	11,655	8,627	1,982	35.10%	488.04%
PROVISION FOR INCOME TAXES	2,555	1,786	(1,039)	43.06%	-345.91%
NET INCOME	$9,100	$6,841	$3,021	33.02%	201.22%

NET (LOSS)/INCOME AVAILABLE TO COMMON SHAREHOLDERS	$9,100	$6,841	$3,021	33.02%	201.22%

BASIC EARNINGS PER SHARE	$0.43	$0.33	$0.19	30.30%	126.32%
DILUTED EARNINGS PER SHARE	$0.43	$0.33	$0.18	30.30%	138.89%
BASIC AVERAGE SHARES	20,931,154	20,921,635	16,280,552
DILUTED AVERAGE SHARES	20,975,807	20,969,889	16,331,118

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	4.01%	4.05%	3.82%
Return on Average Assets	0.82%	0.62%	0.34%
Return on Average Common Equity	8.82%	6.73%	3.92%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS (GAAP)	$9,100	$6,841	$3,021	33.02%	201.22%
Non-Interest Expense Components
Add - Merger and Acquisition Expenses, net of tax	-	27	-
Add - Litigation Reserve, net of tax	-	-	-
Deemed Preferred Stock Dividend	-	-	-
NET OPERATING EARNINGS	$9,100	$6,868	$3,021	32.52%	201.22%

Diluted Earnings Per Share, on an Operating Basis	$0.43	$0.33	$0.18	30.30%	138.89%

CONSOLIDATED STATEMENTS OF INCOME
	Twelve Months		% Change
	December 31,	December 31,	Dec. 2009 vs.
	2009	2008	Dec. 2008

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$290	$148	95.95%
Interest and Dividends on Securities	29,642	24,187	22.55%
Interest on Loans	172,128	150,780	14.16%
Interest on Loans Held for Sale	629	325	93.54%
Total Interest Income	202,689	175,440	15.53%
INTEREST EXPENSE
Interest on Deposits	31,163	38,896	-19.88%
Interest on Borrowed Funds	20,832	20,030	4.00%
Total Interest Expense	51,995	58,926	-11.76%
Net Interest Income	150,694	116,514	29.34%
Less - Provision for Loan Losses	17,335	10,888	59.21%
Net Interest Income after Provision for Loan Losses	133,359	105,626	26.26%
NON-INTEREST INCOME
Service Charges on Deposit Accounts	17,060	15,595	9.39%
Wealth Management	10,047	11,133	-9.75%
Mortgage Banking Income	4,857	3,072	58.11%
BOLI Income	2,939	2,555	15.03%
Net Gain/(Loss) on Sale of Securities and Derivatives	1,354	(609)	-322.33%
Gain Resulting From early Termination of Hedging Relationship	3,778	-	n/a
Gross Loss on Write-Down of certain Investments to Fair Value	(7,382)	(7,211)	2.37%
Less: Non-Credit Related Other-Than-Temporary Impairment	(1,576)	-	n/a
Net Loss on Write-Down of Certain Investments to Fair Value	(8,958)	(7,211)	24.23%
Other Non-Interest (Loss)/Income	7,115	4,497	58.22%
Total Non-Interest Income	38,192	29,032	31.55%
NON-INTEREST EXPENSE
Salaries and Employee Benefits	68,257	58,275	17.13%
Occupancy and Equipment Expenses	15,673	12,757	22.86%
Data Processing and Facilities Management	5,779	5,574	3.68%
Merger & Acquisition Expense	12,423	1,120	1009.20%
WorldCom Bond Loss Recovery	-	(418)	-100.00%
FDIC assessment	6,975	1,388	402.52%
Other Non-Interest Expense	32,708	25,447	28.53%
Total Non-Interest Expense	141,815	104,143	36.17%
INCOME BEFORE INCOME TAXES	29,736	30,515	-2.55%
PROVISION FOR INCOME TAXES	6,747	6,551	2.99%
NET INCOME	$22,989	$23,964	-4.07%

PREFERRED STOCK DIVIDEND	$5,698	$-	-

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$17,291	$23,964	-27.85%

BASIC EARNINGS PER SHARE	$0.88	$1.53	-42.48%
DILUTED EARNINGS PER SHARE	$0.88	$1.52	-42.11%
BASIC AVERAGE SHARES	19,642,965	15,694,555
DILUTED AVERAGE SHARES	19,673,156	15,759,482

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.89%	3.95%
Return on Average Assets	0.40%	0.73%
Return on Average Common Equity	4.29%	8.20%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS (GAAP)	$17,291	$23,964	-27.85%
Non-Interest Income Components
(Less)/Add - Net (Gain)/ Loss on Sale of Securities, net of tax	(880)	396
Less - Gain Resulting From early Termination of Hedging Relationship	(2,456)	-
Non-Interest Expense Components
Add - Merger and Acquisition Expenses, net of tax	9,706	728
Add - Litigation Reserve, net of tax	-	488
Less - WorldCom Bond Loss Recovery, net of tax	-	(272)
Deemed Preferred Stock Dividend	4,384	-
NET OPERATING EARNINGS	$28,045	$25,304	10.83%

Diluted Earnings Per Share, on an Operating Basis	$1.43	$1.61	-11.18%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands, Except Per Share Data)

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
Certain non-core items are included in the computation of earnings in accordance with United States of America generally accepted accounting principles (“GAAP”) in both 2009 and 2008 as indicated by the table below. In an effort to provide investors with information regarding the Company's results, the Company has disclosed the following non-GAAP information, which management believes provides useful information to the investor. This information should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP information which may be presented by other companies.
	Three Months Ended					Twelve Months Ended
				% Change	% Change			% Change
	December 31,	September 30,	December 31,	Dec. 2009 vs.	Dec. 2009 vs.	December 31,	December 31,	Dec. 2009 vs.
	2009	2009	2008	Sept. 2009	Dec. 2008	2009	2008	Dec. 2008

Non-Interest Income GAAP	$10,029	$4,466	$3,807	124.56%	163.44%	$38,192	$29,032	31.55%
(Less)/Add - Net (Gain)/ Loss on Sale of Securities	-	-	-	n/a	n/a	(1,354)	609	-322.33%
(Less) Gain Resulting From early Termination of Hedging Relationship	-	-	-	n/a	n/a	(3,778)	-	n/a
Add - Other-Than-Temporary-Impairment on Securities	2,165	5,136	4,646	-57.85%	-53.40%	8,958	7,211	24.23%
Non-Interest Income as Adjusted	$12,194	$9,602	$8,453	26.99%	44.26%	$42,018	$36,852	14.02%

Non-Interest Expense GAAP	$34,648	$32,304	$26,590	7.26%	30.30%	$141,815	$104,143	36.17%
Less - Merger & Acquisition Expenses	-	(41)	-	-100.00%	n/a	(12,423)	(1,120)	1009.20%
Less/Add - Litigation Reserve	-	-	-	n/a	n/a	-	750	-100.00%
Add - WorldCom Bond Loss Recovery	-	-	-	n/a	n/a	-	418	-100.00%
Non-Interest Expense as Adjusted	$34,648	$32,263	$26,590	7.39%	30.30%	$129,392	$104,191	24.19%

ASSET QUALITY
	For the Period Ending
	December 31,	September 30,	December 31,
	2009	2009	2008

	(Dollars in Thousands, Except Per Share Data)
Nonperforming Loans
Commercial & Industrial Loans	$4,205	$3,744	$1,942
Small Business Loans	793	969	1,111
Commercial Real Estate Loans	18,525	18,511	12,370
Residential Real Estate Loans	10,829	11,625	9,394
Installment Loans - Home Equity	1,166	1,237	1,090
Installment Loans - Auto	242	504	813
Installment Loans - Other	423	347	213
Total Nonperforming Loans	$36,183	$36,937	26,933
Non-Accrual Securities	920	1,134	910
Other Assets in Possession	148	255	231
Other Real Estate Owned	3,994	6,491	1,809
Nonperforming Assets	41,245	44,817	29,883

Nonperforming Loans/Gross Loans	1.07%	1.09%	1.02%
Allowance for Loan Losses/Nonperforming Loans	117.07%	111.97%	137.56%
Gross Loans/Total Deposits	100.60%	103.25%	102.85%
Allowance for Loan Losses/Total Loans	1.25%	1.22%	1.40%

Net charge-offs (quarter-to-date)	$3,419	$3,154	$1,813
Net charge-offs to average loans ( quarter annualized)	0.40%	0.37%	0.28%
Net charge-off (year-to-date)	$12,023	$8,603	$6,194
Net charge-offs to average loans	0.38%	0.28%	0.25%

Financial Ratios
Book Value per Common Share	$19.71	$19.43	$18.75
Tangible Equity Ratio:
Tangible Common Capital/Tangible Assets	6.20%	6.12%	5.13%
Tangible Common Capital/Tangible Asset (proforma to include
the tax deductibility of goodwill and exclude impact of CPP) - Non-GAAP	6.65%	6.58%	5.67%
Tangible Common Book Value per Share (proforma to include
the tax deductibility of goodwill and exclude impact of CPP) - Non-GAAP	$13.85	$13.56	$12.19

Capital Adequacy
Tier one leverage capital ratio (1)	7.85%	7.74%	7.55%
(1) Estimated number for December 31, 2009

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA	Three Months Ended
(Unaudited - Dollars in Thousands)	December 31, 2009			September 30, 2009			December 31, 2008
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
Interest-Earning Assets:

Intereset Bearing Cash, Federal Funds Sold,and Short Term Investments	$50,983	$18	0.14%	$4,060	$4	0.39%	$19,979	$51	1.02%
Securities:
Trading Assets	8,706	61	2.80%	22,941	109	1.90%	3,036	45	5.93%
Taxable Investment Securities	602,679	6,833	4.54%	620,183	7,317	4.72%	533,742	6,782	5.08%
Non-taxable Investment Securities (1)	19,343	311	6.43%	20,373	336	6.60%	38,461	568	5.91%
Total Securities:	630,728	7,205	4.57%	663,497	7,762	4.68%	575,239	7,395	5.14%
Loans (1)	3,389,219	45,759	5.40%	3,375,581	45,890	5.44%	2,614,797	38,168	5.84%
Loans Held for Sale	10,961	132	4.82%	15,831	169	4.27%	3,141	32	4.08%
Total Interest-Earning Assets	$4,081,891	$53,114	5.20%	$4,058,969	$53,825	5.30%	$3,213,156	$45,646	5.68%
Cash and Due from Banks	64,799			67,156			65,772
Federal Home Loan Bank Stock	36,351			36,357			24,603
Other Assets	281,314			280,147			244,772
Total Assets	$4,464,355			$4,442,629			$3,548,303
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$977,673	$1,185	0.48%	$969,676	$1,246	0.51%	$720,695	$1,490	0.83%
Money Market	692,072	1,539	0.89%	677,851	1,597	0.94%	498,845	2,356	1.89%
Time Deposits	931,510	4,145	1.78%	948,596	4,603	1.94%	859,894	6,118	2.85%
Total interest-bearing deposits:	$2,601,255	$6,869	1.06%	$2,596,123	$7,446	1.15%	$2,079,434	$9,964	1.92%
Borrowings:
Federal Home Loan Bank Borrowings	$383,331	$2,971	3.10%	$395,878	$2,901	2.93%	$309,653	$2,335	3.02%
Federal Funds Purchased and Assets Sold
Under Repurchase Agreement	191,229	871	1.82%	184,181	857	1.86%	168,343	1,144	2.72%
Junior Subordinated Debentures	61,857	921	5.96%	61,857	931	6.02%	61,857	995	6.43%
Subordinated Debentures	30,000	553	7.37%	30,000	547	7.29%	30,000	546	7.28%
Other Borrowings	2,227	-	0.00%	2,108	-	0.00%	2,736	3	0.44%
Total Borrowings:	668,644	5,316	3.18%	674,024	5,236	3.11%	572,589	5,023	3.51%
Total Interest-Bearing Liabilities	$3,269,899	$12,185	1.49%	$3,270,147	$12,682	1.55%	$2,652,023	$14,987	2.26%
Demand Deposits	731,053			702,071			550,073

Other Liabilities	50,791			63,821			38,261
Total Liabilities	$4,051,743			$4,036,039			$3,240,357
Stockholders' Equity	412,612			406,590			307,946
Total Liabilities and Stockholders' Equity	$4,464,355			$4,442,629			$3,548,303

Net Interest Income		$40,929			$41,143			$30,659

Interest Rate Spread (2)			3.71%			3.75%			3.42%

Net Interest Margin (3)			4.01%			4.05%			3.82%

Supplemental Information:
Total Deposits, including Demand Deposits	$3,332,308	$6,869		$3,298,194	$7,446		$2,629,507	$9,964
Cost of Total Deposits			0.82%			0.90%			1.52%
Total Funding Liabilities, including Demand Deposits	$4,000,952	$12,185		$3,972,218	$12,682		$3,202,096	$14,987
Cost of Total Funding Liabilities			1.22%			1.28%			1.87%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $231, $235, and $319 for the three months ended December 31, 2009, September 30, 2009, and December 31, 2008, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Twelve Months Ended
(Unaudited - Dollars in Thousands)	December 31, 2009			December 31, 2008
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-Earning Assets:

Interest Bearing Cash, Federal Funds Sold, and Short Term Investments	$67,296	$290	0.43%	$5,908	$148	2.51%
Securities:
Trading Assets	12,126	239	1.97%	3,060	140	4.58%
Taxable Investment Securities	605,453	28,456	4.70%	447,343	22,359	5.00%
Non-taxable Investment Securities (1)	22,671	1,457	6.43%	41,203	2,597	6.30%
Total Securities:	640,250	30,152	4.71%	491,606	25,096	5.10%
Loans (1)	3,177,949	172,615	5.43%	2,482,786	151,247	6.09%
Loans Held for Sale	14,320	629	4.39%	6,242	325	5.21%
Total Interest-Earning Assets	$3,899,815	$203,686	5.22%	$2,986,542	$176,816	5.92%
Cash and Due from Banks	65,509			65,992
Federal Home Loan Bank Stock	33,135			23,325
Other Assets	278,057			219,517
Total Assets	$4,276,516			$3,295,376
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$913,881	$4,753	0.52%	$688,336	$6,229	0.90%
Money Market	639,231	6,545	1.02%	472,065	9,182	1.95%
Time Deposits	921,787	19,865	2.16%	740,779	23,485	3.17%
Total interest-bearing deposits:	$2,474,899	$31,163	1.26%	$1,901,180	$38,896	2.05%
Borrowings:
Federal Home Loan Bank Borrowings	$409,551	$11,519	2.81%	$312,451	$10,714	3.43%
Federal Funds Purchased and Assets Sold
Under Repurchase Agreement	180,632	3,396	1.88%	154,440	4,663	3.02%
Junior Subordinated Debentures	61,857	3,739	6.04%	60,166	3,842	6.39%
Subordinated Debentures	30,000	2,178	7.26%	10,410	750	7.20%
Other Borrowings	2,054	-	0.00%	2,381	61	2.56%
Total Borrowings:	684,094	20,832	3.05%	539,848	20,030	3.71%
Total Interest-Bearing Liabilities	$3,158,993	$51,995	1.65%	$2,441,028	$58,926	2.41%
Demand Deposits	659,916			533,543

Other Liabilities	54,697			28,692
Total Liabilities	$3,873,606			$3,003,263
Stockholders' Equity	402,910			292,113
Total Liabilities and Stockholders' Equity	$4,276,516			$3,295,376

Net Interest Income		$151,691			$117,890

Interest Rate Spread (2)			3.58%			3.51%

Net Interest Margin (3)			3.89%			3.95%

Supplemental Information:
Total Deposits, including Demand Deposits	$3,134,815	$31,163		$2,434,723	$38,896
Cost of Total Deposits			0.99%			1.60%
Total Funding Liabilities, including Demand Deposits	$3,818,909	$51,995		$2,974,571	$58,926
Cost of Total Funding Liabilities			1.36%			1.98%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $997 and $1,376 for the twelve months ended December 31, 2009, and December 31, 2008, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.

CONTACT:
Independent Bank Corp.
Chris Oddleifson, 781-982-6660
President and
Chief Executive Officer
or
Denis K. Sheahan, 781-982-6341
Chief Financial Officer